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                                  Exhibit 10.1





                             RMMI AUSTRALIA PTY LTD

                                       and

                            EAGLE BAY RESOURCES N.L.

                                       and

                               AUDAX RESOURCES LTD









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                                CARR BOYD FARMIN
                                       and
                        JOINT VENTURE HEADS OF AGREEMENT

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                                  DECEMBER 2006





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CARR BOYD FARMIN AND JOINT VENTURE HEADS OF AGREEMENT

THIS AGREEMENT is dated 6th December 2006


BETWEEN:

RMMI AUSTRALIA PTY LTD (ACN 122 077 105)
Level 25, 500 Collins Street, Melbourne Vic 3000 ("RMMI")

AND

EAGLE BAY RESOURCES N.L. (ACN 051 212 429) of
Level 1, 14 Outram St, West Perth WA 6005 ("EBR")

AND

AUDAX RESOURCES LTD (ACN 009 058 646)
125 Edward St, East Perth WA 6000 ("ADX")


RECITALS:

A. ADX is the beneficial owner and is, or is entitled to be, the registered holder of a 100% interest in the Tenements.

B. RMMI and EBR wish to earn interests in the Tenements and the parties have agreed that RMMI and EBR may earn such interest on the terms and conditions set out in this Agreement.


AGREED as follows

   1.    INTERPRETATION

       1.1    In this Agreement unless the context otherwise requires:

              "ASX" means Australian Stock Exchange Limited;

              "Bankable Feasibility Study" means a positive Feasibility Study for which project financing can be made available from a financial position;

              "Commencement Date" means 30 September 2006;

              "Decision to Mine" means a decision by the Manager to recommend to the Participants that they undertake mining following a positive Feasibility Study, and being a decision communicated by the Manager by notice to the other Participant;

              "Earning Period" means the period commencing on the Commencement Date and ending as provided in clause 3.3;

              "Expert" means an independent expert appointed by the Participants, or, in the absence of agreement, by the President of AusIMM;

              "Farmin Interest" means all of RMMI and EBR's rights and interests pursuant to this Agreement to earn a beneficial interest in the Tenements;

              "Feasibility Study" means, in relation to any proposed mining operations, a study of all aspects of the proposed mining operations which;

              (a) from appropriate sampling programmes provide estimates of the tonnes of proved and probable reserves of ore and the grades thereof;

              (b) contains estimates of both capital costs and operating costs likely to be incurred in establishing and conducting mining operations, including costs to be incurred in mine development, pre-production, crushing, treatment and environmental management;

              (c) analyses how to proceed with mining operations to economically and commercially extract minerals;

              (d) includes reference to relevant marketing and financial aspects;

              (e) states whether or not establishment of the proposed mining operations is commercially viable for a Participant;

              (f) in the case of mine operations using a standalone processing plant, is of such detail and scope as would be acceptable to a bank or other financial institution for the purpose of providing financing for the establishment and carrying out of the proposed mining operations;

              (g) includes a schedule of relevant approvals necessary before production may commence; and

              (h) includes all Joint Venture Operations for the purpose of producing such a study.

              "Joint Venture" means the joint venture constituted under clause
               2.1 of this Agreement;

              "Joint Venture Expenditure" means all Outgoings and the costs of all Joint Venture Operations including (without limitation) all costs, expenses and liabilities incurred in connection with the exploration, development and mining of the Tenements for minerals, accounted for in accordance with accounting principles accepted in Australia;

              "Joint Venture Interest" means in relation to a Participant:

              (a) its interest (from time to time) as tenant in common in the Joint Venture Property and in all other rights conferred by this Agreement; and

              (b) its right to take in kind a share of minerals derived from the Tenements subject to the liabilities and obligations attaching to the foregoing and imposed by this Agreement;

              "Joint Venture Operations" means all activities as are necessary or desirable in order to implement and give full effect to the provisions and purposes of this Agreement;

              "Joint Venture Property" means all property of whatsoever kind held, developed, acquired or created by or on behalf of the Participants for the purpose of the Joint Venture including (without limitations):

              (a) the Tenements;

              (b) Mining information; and

              (c) minerals, concentrate and ore prior to their being taken in kind by the Participants;

              "Manager" means the Participant appointed to conduct Joint Venture Operations pursuant to clause 6.1 but reference to the Manager do not include references to that Participant in any other capacity;

              "Mining Act" means the Mining Act 1978 (W.A.) as amended;

              "Mining Information" means all technical and other information including (without limitation) geological, geochemical and geophysical reports, surveys, mosaics, aerial photographs, samples, drill core, drill logs, drill pulp, assay results, maps and plans relating to the Tenements or to Joint Venture Operations, whether in physical, written or electronic form;

              "Operating Committee" means the Operating Committee formed under clause 7.1 of this Agreement;

              "Outgoings" means all rents, rates, survey fees and other fees and charges under the Mining Act or otherwise in connection with the Tenements;

              "Participants" means RMMI, EBR and ADX and or their permitted successors and assigns holding a joint venture interest;

              "Related Body Corporate" means with respect to any Participant a related body corporate of that Participant within the meaning of the Corporations Act;

              "Tenement Area" means the land over which the relevant tenements have been granted.

              "Tenements" means the tenements referred to in the Schedule and any other tenements acquired pursuant to clause 24, together with any extensions, renewals, consolidations, replacements or amendments to those tenements and all rights associated with those tenements including the right to treat mineral bearing material located in the tenements.

       1.2    In this Agreement, unless the context requires otherwise:

              (a)    reference to a recital, clause, schedule, annexure or
                     exhibit is to a recital, clause, schedule, annexure or exhibit of or to this Agreement;

              (b) a reference to this Agreement or another instrument includes any variation or replacement of any of them;

              (c) a reference to any statute shall include any amendment, replacement or re-enactment thereof for the time being in force and any by-laws, statutory instruments, rules, regulations, notices, orders, directions, consents or permissions made there under and any conditions attaching thereto;

              (d)    the singular includes the plural and vice versa;

              (e)    a reference to any gender includes all genders;

              (f) a reference to a person includes a reference to the person's executors, administrators, substitutes, successors and permitted assigns;

              (g) a covenant, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

              (h) a covenant, representation or warranty on the part of two or more persons binds them jointly and severally; and

              (i)    a reference to currency is to the currency of Australia.

       2.     JOINT VENTURE


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              2.1    The Participants hereby associate in an unincorporated
                     joint venture for the purpose of exploring and, if warranted, developing and mining the Tenements.

              2.2 The Joint Venture shall commence on the Commencement Date and on that date the Joint Venture Interests of the Participants are:

                                          RMMI         0%
                                          EBR          0%
                                          ADX          100%

              2.3 Nothing in this Agreement shall make a Participant a partner of any other Participant nor, except as expressly provided in this Agreement, constitute any Participant the agent or representative of any other Participant or to create any fiduciary relationship between them.

              2.4 No Participant shall have any authority to act on behalf of any other Participant, except as expressly provided in this Agreement. Where a Participant acts on behalf of another without authority, such Participant shall indemnify the other from any losses, claims, damages and liabilities arising out of any such act.

              2.5 Each Participant has the right to take in kind and separately dispose of, in proportion to its Joint Venture Interest, all minerals produced by the Joint Venture.

              2.6 The liabilities of the Participants to each other and to third parties shall be several in proportion to their respective Joint Venture Interests from time to time and shall not be either joint or joint and several. Each Participant hereby indemnifies the other against any claim or liability incurred by the other in excess of the other's Joint Venture Interest.

       3.     EARNING PERIOD

              3.1 RMMI and ADX acknowledge that EBR has paid $5,000 by way of exploration expenditure by EBR on the Tenements.

              3.2 RMMI may contribute $1 million to Joint Venture Expenditure during the Earning Period, including at least $100,000 in the first six months of this agreement.

              3.3 Subject to clause 3.5, the earning Period will end when RMMI has contributed $1 million to Joint Venture Expenditure (including the payment in clause 3.1) and gives notice of this to ADX, or on 30 September 2010, whichever comes first.

              3.4 RMMI must contribute at least $48,000 to Joint Venture Expenditure (including the payment in clause 3.1), for each permit year it enters.

              3.5 If RMMI fails to spend the sum of $1 million on Joint Venture Expenditure during the Earning Period then it and EBR shall be deemed to have withdrawn from the Joint Venture unless EBR agrees to meet RMMI's outstanding commitments pursuant to clause 13 unless this period has been extended by Force Majeure or by mutual agreement between the Participants.

              3.6 Upon contributing $1 million to Joint Venture Expenditure during the Earning Period and giving notice thereof to ADX, RMMI and EBR shall be deemed to have earned a 70% Joint Venture Interest so that the Joint Venture Interests of the Participants shall then be:

                                          RMMI         51%
                                          EBR          19%
                                          ADX          30%

              3.7 If ADX is not satisfied that RMMI has made an earning contribution asserted by it under this clause 3 it must give notice to RMMI within 21 days of receiving a notice from RMMI under clause 3.3. If the Participants are unable to resolve any dispute arising under this clause either party may require the matter to be referred to an auditor. RMMI may extend the Initial Earning Period of the Further Earning Period (as the case may be) for such period as may be agreed between the Participants or determined by the auditor to be reasonable so as to complete its earning obligations where it is agreed or determined RMMI has not made a sufficient contribution.

       4.     ADX ELECTION UPON EBR EARNING ITS 70% INTEREST

              4.1 Upon RMMI giving written notice to ADX that it has earned its 70% Joint Venture Interest pursuant to clause 3.7, ADX may elect, by notice in writing to RMMI within 30 days, that it will:

                     (a)    contribute its 30% share of Joint Venture
                            Expenditure; or

                     (b) dilute in accordance with the formula set out in clause 10. The sole right and responsibility with respect to the dilution percentage is to be at the cost of and for the benefit of EBR who shall meet the additional expenditure with respect to this dilution.

       5.     ELECTION UPON EBR COMPLETING A BANKABLE FEASIBILITY STUDY

              5.1 Upon completion by RMMI and/or EBR of a Bankable Feasibility Study (BFS) RMMI and/or EBR must give ADX a written copy of the Bankable Feasibility Study and ADX must within 30 days of receipt of the Bankable Feasibility Study elect to pay its then participating interest or withdraw from the Joint Venture.

              5.2 All parties must offer their respective Joint Venture Interests as security for project financing of development and production.

       6.     MANAGER

              6.1 RMMI shall be the Manager while it is the sole contributor to Joint Venture Expenditure and shall be entitled to remain the Manager (subject to clause 6.2) while it holds a Joint Venture Interest of 51% or greater.

              6.2    The Manager:

                     (a)    may resign on 30 days' notice to the Participants;
                            or

                     (b) may be removed by resolution of the Operating Committee or if it commits gross negligence or wilful default; and

                     upon retirement or removal of the Manager, the Participants shall appoint a Manager by agreement between them, or, failing this, by resolution of the Operating Committee.

              6.3 While RMMI remains the sole contributor to Joint Venture Expenditure it shall (as Manager) have the sole responsibility for determining and carrying out programmes and budgets. Notwithstanding the foregoing, RMMI shall provide copies of proposed programmes to ADX and shall allow EBR and ADX the opportunity to comment upon such proposed programmes but RMMI shall not be bound to act on such comments.

              6.4 After RMMI ceases to be the sole contributor to Joint Venture Expenditure the Manager shall prepare programmes and budgets for consideration by the Operating Committee. Programmes and budgets shall be prepared for periods each of 6 months duration commencing on 1 September and 1 March.

              6.5 After RMMI ceases to be the sole contributor to Joint Venture
                  Expenditure the Manager:

                     (a) shall carry out the Joint Venture activities in accordance with programmes and budgets approved by the Operating Committee;

                     (b) may not exceed an approved budget by more than 15% without the prior consent of the Operating Committee, except in relation to emergency expenditure;

                     (c) shall be responsible for all day to day operations of the Joint Venture which shall include managing and supervising all approved programmes and budgets;

                     (d) shall carry out Joint Venture activities in accordance with good mining industry practice, with reasonable care, skill and diligence and in accordance with all applicable laws and regulations;

                     (e) shall promptly carry out the instructions and directions of the Operating Committee; and

                     (f) shall maintain complete and accurate books, records and accounts of all transactions relating to the Joint Venture which shall be open for inspection and audit by the Participants.

              6.6 The Manager shall furnish concise reports to the Participants, on a quarterly basis, which shall contain all relevant technical and financial information concerning the joint venture. The cost of providing such reports shall be Joint Venture Expenditure.

              6.7 All statutory reports concerning the Tenements released by the Manager shall be provided to the Participants and the costs of providing such reports shall be Joint Venture Expenditure.

              6.8 The Manager shall, on receiving reasonable notice from any of the Participants, provide that Participant with copies of any relevant project data, provided that any such report or relevant project data is provided at the cost of the Participant requesting it.

              6.9 The Manager shall not be liable to any Participant for any losses sustained or liability incurred by the Joint Venture and each Participant shall be liable to indemnify the Manager in proportion to their respective Joint Venture Interests in respect of the same except where any such loss or liability arises as a direct result of the Manager's wilful misconduct or gross negligence.

              6.10 Each Participant appoints the Manager and each of its directors from time to time (severally) its lawful attorney to sign all forms and documents and do everything necessary to maintain the Tenements in good standing and in full force, and to comply with the provisions of the Mining Act.

       7.     OPERATING COMMITTEE

              7.1 As soon as practicable after the completion of the Earning Period, the Participants shall form and then maintain a committee which shall meet not less than once in each calendar quarter unless otherwise agreed.

              7.2 Each of the Participants shall be entitled to appoint a representative as a member of the Operating Committee and to remove any person so appointed and to appoint another person in their place. Any appointment or removal is to be effected by notice in writing to the other Participants.

              7.3 The Operating Committee may review and give directions to the Manager as to Joint Venture Operations and shall consider and approve (subject to modification or otherwise) the nature and content of programmes and budgets relating to Joint Venture Operations as proposed by the Manager.

              7.4 The voting power of each Participant's representative at meetings of the Operating Committee shall be one vote for each percentage point of that Participant's Joint Venture Interest as at the date of the meeting.

              7.5 In the event of a deadlock in voting on matters requiring majority vote:

                     (a) the Participants (through their respective senior management) shall meet and in good faith attempt to resolve the deadlock;

                     (b) while the deadlock continues, operations shall continue at the same rate as previously; and

                     (c) after a 3 month period, the decision of whichever Participant is the Manager shall prevail.

              7.6 All matters for decision before the Operating Committee shall require a majority vote by one or more of the Participants except for passage of any decision regarding the ceasing of mining operations that are providing a positive return on investment for all Participants, which shall require a 75% majority vote of one or more of the Participants.

              7.7 A decision by the Operating Committee will not be effective to amend the terms of this Agreement.

       8.     MAINTENANCE OF TENEMENTS

              8.1 During the Earning Period, RMMI shall pay all Outgoings and maintain the Tenements in good standing (including ensuring that all Mining act reporting requirements are observed).

       9.     CASH CALLS

              9.1    After the Earning Period:

                     (a) the Manager shall within 30 days after the end of each month, issue to each Participant a cash call for its share of Joint Venture Expenditure paid or incurred during the preceding month;

                     (b) the Manager may, not more than 30 days prior to the commencement of any month issue cash calls for estimated costs which the Manager anticipates will be incurred during that month;

                     (c) all cash calls must be paid within 14 days of receipt; and

                     (d) all Participants shall be liable to contribute to Joint Venture Expenditure in proportion to their Joint Venture Interests from time to time.

              9.2 A Participant that does not pay a cash call by the due date shall pay interest thereon at a rate equal to 3% above the Westpac Banking Corporation Indicator Lending Rate from time to time.

              9.3 The Manager shall be entitled to recover moneys owing by a defaulting party in any court of competent jurisdiction

              9.4 If a Participant defaults in the payment of a cash call properly issued to it and if default continues for more that 30 days, the other Participants may elect to dilute the Joint Venture Interest of the defaulting Participant, in which case the defaulting Participant's Joint Venture Interest shall be diluted at the rate of 150% of the rate prescribed in clause 10.2

       10.    DILUTION

              10.1 The following shall apply in relation to voluntary dilution by a Participant, which dilution may only occur prior to a Decision to Mine:

                     (a) within 21 days after approval by the Operating Committee of a programme and budget, any Participant may elect not to contribute to the programme or budget. If a Participant makes such an election, the other Participant may amend the approved programmed and budget to take account of the non-contribution;

                     (b) the Participant that elected not to contribute ("Diluting Participant") shall have its Joint Venture Interest diluted in accordance with the dilution formula set out in clause 10.2;

                     (c) notwithstanding anything in this clause, voluntary dilution is not permitted in respect of any programme and budget which is necessary to maintain the Tenements.

              10.2 The Joint Venture Interest of a Diluting Participant shall be diluted and recalculated from time to time in accordance with the following formula:

                                New Joint Venture Interest =          A x 100
                                                                      -------
                                                                          B
                         Where:

                         A      =      the  total  amount  of  Joint  Venture
                                       Expenditure  contributed  by  the
                                       Diluting   Participant  at  the  date
                                       of  calculation  plus  the  deemed
                                       contribution of the Diluting Participant;

                         B      =      the total amount of Joint Venture
                                       Expenditure contributed by the
                                       Participants at the date of
                                       calculation, plus the deemed
                                       contributions of both Participants.

                         For the purposes of the formula, where RMMI and EBR has earned an aggregate 70% Joint Venture Interest the deemed contribution of ADX shall be $300,000 and for EBR it shall be $190,000 and for RMMI it shall be $510,000.

              10.3 Other than in the circumstances set in clause 4.1 (b), the diluted interest shall be distributed to the Non-Participants pro rata.

       11.    CONFIDENTIALITY

              11.1 Unless otherwise agreed by the Participants or required by law or the listing Rules of the ASX, all information obtained in relation to the Joint Venture and which is not in the public domain shall be kept confidential and shall not be disclosed by the Participants.

              11.2 If required by any Participant, the Manager must give to the Participants all information the Participant requires to comply with the Listing Rules of the ASX and the Participants agree that such information may be given to the ASX for release to the market if necessary for the Participants to comply with the Listing Rules, provided that all Participants have been given a reasonable period of time, bearing in mind the circumstances, to comment on the draft announcement to ASX.

       12.    WARRANTIES

              12.1   ADX represents and warrants to RMMI and EBR and that:

                     (a) it is the sole registered holder and beneficial owner of the Tenements and has good right and title to assign an interest therein free from any mortgages, claims, caveats, pledges, liens, charges or other encumbrances;

                     (b) other than any native title claims, of which ADX is not aware, there is no litigation nor are there any proceedings of any nature concerning the Tenements pending or threatened;

                     (c) the Tenements have been duly and properly applied for in terms of the Mining Act and all Outgoings due as at the Commencement Date have been paid;

                     (d) the Tenements are in all respects valid, effective and in good standing and not liable to forfeiture or surrender and, where necessary, appropriate exemptions from the expenditure conditions attaching to the Tenements have been applied for or obtained;

                     (e) it has entered into no other existing agreement regarding the Tenements and, except for EBR, no other party holds any rights to explore, prospect or mine on any part of the Tenements; and

                     (f) to the best of its knowledge and belief all matters relating to the Tenements which would reasonably be regarded as material and proper for disclosure to an intending purchaser thereof have been disclosed to EBR.

       13.    ASSIGNMENT

              13.1 Subject to clause 13.4, RMMI and EBR may assign all or any of its Joint Venture Interest or its Farmin Interest to any Body Corporate without each other Participant's consent but subject to the assignee company agreeing to assign the Joint Venture Interest back to the assignor in the event that it ceases to for fill its obligations to EBR.

              13.2 Subject to clause 13.1, no Participant ("Assigning Participant") may assign all or any of its Joint Venture Interest and in the case of RMMI or EBR its Farmin Interest unless the Assigning Participant first offers to assign such interest to the other Participants ("Non-Assigning Participants") pro rata upon the same terms and conditions (as determined by clause 13.3) as the proposed terms and conditions of the assignment to the third party and such offer has not been accepted by the Non-Assigning Participants within 30 days after the making of the offer.

              13.3 For the purposes of clause 13.2, the identity of the proposed third party assignee, the proposed purchase price and other terms and conditions upon which the Assigning Participant is prepared to sell or dispose of all or part of its Joint Venture Interest shall be furnished to the Non-Assigning Participants at the time of delivery of the offer and the proposed consideration must be in cash and or joint venture expenditure or if not in cash or joint venture expenditure, be of a value to be agreed between the Participants. If the Participants cannot agree upon such value the matter shall be determined by an Expert whose decision shall be final.

              13.4 Where an assignment is made to a Related Body Corporate or a third party, such assignment shall have no force or effect whatsoever until such time as the Related Body Corporate or the third party has entered into a covenant with the other Participants binding it to observe and perform all the terms and conditions of this Agreement.

              13.5 No Participant shall assign, encumber, part with possession of, grant any power of attorney over or in any other directly or indirectly deal with its Joint Venture Interest or any part thereof (or any right to earn a Joint Venture Interest) save as expressly permitted by the terms of this Agreement.

              13.6 A Participant may create or permit the creation of an encumbrance over the whole or part of its Joint Venture Interest but only if it complies with each of the following requirements:

                     (a) the encumbrance is a mortgage, charge or other recognised form of security;

                     (b) the encumbrance is to secure moneys borrowed for the purpose of meeting its obligations under this Agreement; and

                     (c) the person taking the encumbrance executes a chargee's priority deed in a form reasonably acceptable to the other Participant, agreeing that the rights of that person under the encumbrance are subject to the provisions of this Agreement.

       14.    WITHDRAWAL

              14.1 Subject to clauses 3.4 and 8.1, any Participant may withdraw from the Joint Venture by giving 12 months' notice in writing to the other Participants. Where a budget has been approved and is relevant to a period remaining of less than 12 months, then notice may be given with such lesser time notice period.

              14.2 Upon a withdrawal or deemed withdrawal from the Joint Venture, then, unless otherwise provided in this Agreement, the withdrawing Participant shall thereupon assign to the other Participants pro rata all its Joint Venture Interest for nil consideration.

              14.3 Any withdrawal pursuant to this clause 14 shall be without prejudice to any rights or obligations of the Participants arising prior to the withdrawal.

       15.    HOLDING AND TRANSFER OF JOINT VENTURE PROPERTY

              15.1 The Joint Venture Property shall be held by the Participant or Participants for the time being having legal title thereto upon trust for the Participants as tenants in common in undivided shares in accordance with their respective Joint Venture Interests.

              15.2 Any Participant having a beneficial interest in Joint Venture Property may at any time and at its expense require a transfer from the other Participants, of the legal title to that beneficial interest.

              15.3 The transfer of any interest in the Tenements pursuant to this Agreement is subject to any necessary consent or approval under the Mining Act or under any other law or regulation and the Participants shall use all reasonable efforts to promptly obtain all necessary consents and approvals.

       16.    CAVEATS

              16.1 Any Participant shall be entitled to lodge such caveats pursuant to the Mining Act as it thinks fit to protect its beneficial interest in the Tenements from time to time.

       17.    FURTHER ASSURANCES

              17.1 The Participants shall sign all such documents, forms and notices and do all such things as may be reasonably necessary to give effect to the terms of this Agreement.

       18.    NOTICES

              18.1 A notice approval, consent or other communication in
                   connection with this Agreement:

                     (a)    must be in writing;

                     (b) must be marked for the attention of the person specified in clause 18.2 or, if a Participant notifies another person, then to that person; and

                     (c) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in clause
                            18.2 or, if the addressee notifies another address or facsimile number, then to that address of facsimile number.

              19.2 The address and facsimile number of, and specified person for, each Participant is:

                     (a) RMMI

                            Attention:      Managing Director
                            Address:        25th Floor, 500 Collins St
                                            Melbourne  Vic   3000
                            Facsimile:      (03) 8610 4799

                     (b) EBR

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                            Attention:      Managing Director
                            Address:        1st Floor, 14 Outram St
                                            West Perth  WA  6872
                            Facsimile:      (08) 9481 3330

                     (b) ADX

                            Attention:      Managing Director
                            Address:        125 Edward St
                                            East Perth  WA  6872
                            Facsimile:      (08) 9328 2869

              18.3 A notice, approval, consent or other communication takes effect from the time it is received unless a later time is specified in it. A posted letter or facsimile is taken to be received:

                     (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) Business Day after posting; and

                     (b) in the case of facsimile, on production, by the machine from which the facsimile was sent, of a transmission report which indicates that the facsimile was sent in its entirety and in an error free form to the facsimile number of the recipient notified for the purpose of this clause.

       19.    NO PARTITION

              19.1 Unless otherwise agreed between the Participants, no Participant and no person claiming through a Participant shall during the life of the Joint Venture seek partition, whether by any court or otherwise howsoever of any Joint Venture Property.

       20.    FORCE MAJEURE

              20.1   In this Agreement, Force Majeure means:

                     (a) declared or undeclared war, revolution, act of public enemies riots or civil commotions;

                     (b) strike, lockout, stoppage or restraint of labour or other industrial disputes;

                     (c) fire or explosion, Act of God, flood, storm or washaway, in each case which could not have been reasonably foreseen or with due diligence avoided;

                     (d) act or restraint of any Government, Governmental agency or authority, including expropriation, prohibition, intervention, direction, embargo, or regulation so that the ability of a party to perform its obligations is substantially adversely affected; and

                     (e) any other cause which by the exercise of reasonable foresight or due diligence the party is unable to prevent or overcome.

              20.2 A party shall be excused from the performance of an obligation under this Agreement, other than an obligation to pay money, to the extent and for so long as the failure is caused by Force Majeure. For the purposes of this clause 20 the words "excused from performance of an obligation" shall be taken to include the obligations which EBR may satisfy so as to earn interests during the Earning Period such that the Initial Earning Period and the Further Earning Period shall be extended in the event of Force Majeure and EBR giving notice pursuant to clause 20.3.

              20.3 A party claiming to be excused from performance of an obligation shall:

                     (a) within 48 hours give notice to the other party of the event of Force Majeure relied on; and

                     (b) use its best endeavours to resume compliance with the obligation as soon as reasonably possible but no party shall be obliged to settle an industrial dispute on terms not acceptable to it.

              20.4 If a party is excused from performance of an obligation by reason of Force Majeure, then the time for performance by each party of its obligations under this Agreement shall be extended by such time as is reasonable in the circumstances.

       21.    FORMAL JOINT VENTURE AGREEMENT

              21.1 If requested by any Participant at any time after EBR has earned a Joint Venture Interest, the Manager shall prepare a formal joint venture agreement setting out the arrangements and commitments herein contained together with such provisions as are normally found in joint venture agreements and are not inconsistent with this Agreement will be negotiated in good faith between the Participants but until such a formal agreement is executed the Participants shall be bound by the provisions of this Agreement. If the Participants fail to reach agreement on any matter, either Participant may require the matter to be referred to an Expert whose decision shall be final and binding.

       22.    COSTS

              24.1 Each Participant shall be responsible for its own legal costs in connection with the preparation of this Agreement.

       23.    GST

              23.1   Definitions

                     For the purposes of this clause 23:

                     "Consideration" has the same meaning as in the GST Act but does not include the GST amount payable;

                     "GST" means a tax, import or duty on goods or services or other things introduced by the Commonwealth of Australia or any State of Australia or any similar tax;

                     "GST Act" means a New Tax System (Goods and Services Tax)
                      Act 1999; and

                     "Supply" has the same meaning as in section 9.10 of the GST
                      Act.

              23.2   GST Component

                     Any Supply pursuant to or arising out of this Agreement and the Joint Venture shall be upon the basis that the Consideration for that Supply is increased by the amount of GST payable.

              23.3   GST Obligation

                     The Participants and the Manager shall duly comply with all GST obligations.

              23.4   GST Joint Venture

                     The Participants will in good faith consider taking action to register the Joint Venture as a "GST Joint Venture".

       24.    AREA OF INTEREST

              24.1 The Participants acknowledge that any mineral tenement acquired by any party to this agreement within 50km of EL31/491 are to be included in this Joint Venture Agreement.

              24.2 Audax agrees that it shall allow RMMI and EBR first right of refusal to enter into individual joint ventures with Audax in any tenement it acquires within Western Australia during the currency of this Joint Venture.

       25.    GOVERNING LAW

              25.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Western Australia and the Participants agree to submit to the non-exclusive jurisdiction of the courts of that State.


       Executed by the Participants as an Agreement.


       EXECUTED for and on behalf of                                 )
       RMMI AUSTRALIA PTY LTD                                        )


       /s/ M.A. Muzzin
       ------------------------------
       Director



       M.A. MUZZIN

       Print name

       EXECUTED by EAGLE BAY RESOURCES N.L.                          )




       /s/ A. Rechner
       ------------------------------
       Director



       A. RECHNER

       Print name





       EXECUTED for and on behalf of                                 )
       AUDAX RESOURCES LTD                                           )




       /s/ Gary Roper
       ------------------------------
       Director



       GARY ROPER

       Print name






                                                         SCHEDULE

       Tenements and Minimum Government Expenditures
       EL 31/491 ($20,000); and
       EL 31/492 ($28,000)

       (together called "Carr Boyd")




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